UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 1, 2006

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosures

On August 1, 2006, Steven R. Lewis, President and Chief Executive Officer of First Place Financial Corp., and Paul S. Musgrove, Chief Financial Officer will be making a presentation at 4:00 p.m. eastern time in New York, New York at the 2006 Keefe, Bruyette & Woods Seventh Annual Community Bank Investor Conference. In connection with this presentation they will be presenting slides with financial and other information. A copy of those slides is included as Exhibit 99.1 and is incorporated herein by reference. The financial information on those slides includes certain non-GAAP financial measures. A discussion of those non-GAAP financial measures and a reconciliation from GAAP to non-GAAP measures is included as Exhibit 99.2 and is incorporated herein by reference. The presentation will be archived and will be available at www.kbw.com for 60 days following the presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Slides to be presented by Steven R. Lewis, President and Chief Executive Officer and Paul S. Musgrove, Chief Financial Officer at a presentation on August 1, 2006 in New York, New York at the 2006 Keefe, Bruyette & Woods Seventh Annual Community Bank Investor Conference Conference.

99.2	Reconciliation from GAAP to non-GAAP financial measures used in slides to be presented on August 1, 2006 in New York, New York at the 2006 Keefe, Bruyette & Woods Seventh Annual Community Bank Investor Conference Conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: August 1, 2006	By:	Paul S. Musgrove
Paul S. Musgrove
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Slides to be presented by Steven R. Lewis, President and Chief Executive Officer and Paul S. Musgrove, Chief Financial Officer at a presentation on August 1, 2006 in New York, New York at the 2006 Keefe, Bruyette & Woods Seventh Annual Community Bank Investor Conference Conference.

99.2	Reconciliation from GAAP to non-GAAP financial measures used in slides to be presented on August 1, 2006 in New York, New York at the 2006 Keefe, Bruyette & Woods Seventh Annual Community Bank Investor Conference Conference.